MUTUAL LICENSE AGREEMENT



     THIS AGREEMENT is made and entered into by and between Bethlehem Steel Corporation ("Bethlehem") and Scientific Measurement Systems, Inc. ("SMS").

     WHEREAS Bethlehem and SMS have developed profile gaging and flat rolled gage technology under a Letter Agreement dated November 20, 1987, and Amendments thereto;

     WHEREAS Bethlehem and SMS are desirous of maximizing the financial benefits to each from the manufacture, use, and/or sale of technology so developed; and

     WHEREAS various meetings and agreements have occurred subsequent to the Letter Agreement for the purpose of defining the interests of each party;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1.  Terms used herein are defined as follows:

         "Development Period": the period covered by the November 20, 1987, Letter Agreement and subsequent Amendments from November 20, 1987 to May 6, 1993.

         "Contract Period": the period beginning upon the execution date of this Agreement and ending on either the tenth anniversary thereof or the date of expiration of the last to expire of the Joint Patents (as defined below), whichever shall occur last.

         "Flat Rolled Gage": a device for measuring cross-sectional dimensions of flat rolled steel product during the manufacture of the product which incorporates tomographic techniques.

         "Profile Gage": a device for measuring dimensions of any steel product during manufacturing which incorporates tomographic techniques.

         "Bethlehem Patents": patents and applications owned or controlled by Bethlehem based on inventions made by Bethlehem employees during the Development Period and directed to Profile Gages.

         "SMS Patents": patents and applications owned or controlled by SMS based on inventions made by SMS employees during the Development Period and directed to Profile Gages.

         "Joint Patents": patents and applications owned or controlled by Bethlehem and SMS based on inventions made jointly by one or more Bethlehem employees and one or more SMS employees during the Development Period directed to Flat Rolled and Profile Gages.

         "Selling Price": the invoice price of the Gage, Lo.b. plant of manufacture plus or minus any returns or adjustments.




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     2.  Bethlehem  and SMS shall  jointly  pay the cost of  preparing,  filing, prosecuting, and maintaining Joint Patents. The costs win be split from the date they were incurred starting March 31, 1992, and forward. The approximate amount of those fees to date are $12,500.00. This amount shall be split subject to review of itemized invoices concerning the work done for this amount of money. Subsequently, Bethlehem agrees to transfer this patent work and all files and documentation related thereto from the firm currently handling these matters to the law firm of Shaffer & Culbertson in Austin, Texas.

     3. SMS shall have the exclusive, perpetual, royalty-free right and license to make, have made by others, use and sell equipment and license others, under any Bethlehem, SMS and Joint Patents developed during the Development Period for gages other than Flat Rolled Gages.

     4. Bethlehem shall have the exclusive, perpetual, royalty-free right and license to make, have made by others, use and sell equipment and license others, under any Bethlehem, SMS and Joint Patents developed during the Development Period for Flat Rolled Gages.

     5. Subject to the provisions noted in paragraphs 6 through 9 below, Bethlehem agrees to assign and hereby does assign to SMS Bethlehem's exclusive right and license to make, have made, and sell Flat Rolled Gages to third parties and license purchasers to use Flat Rolled Gages under any Bethlehem Patents, SMS Patents, and Joint Patents. This shall include the right of SMS to develop a business relationship, including but not limited to joint ventures or sublicenses as permitted in paragraph 10, with a third party for the sole purpose of making and selling Flat Rolled Gages to Bethlehem or any other person.

     6. Bethlehem retains the exclusive, perpetual, royalty-free right and license to make, have made by others, and use Flat Rolled Gages and Profile Gages within Bethlehem Company facilities under any Bethlehem, SMS and Joint Patents and related technologies and software developed or used by SMS or Bethlehem during the Development Period and SMS will be given the opportunity to negotiate an acceptable sales agreement with Bethlehem.

     7. During the Contract Period, SMS will use its best efforts to develop the capability to manufacture and sell Flat Rolled Gages, and Bethlehem wig provide a reasonable amount of assistance to SMS for marketing Flat Rolled Gages in the form of permitting and assisting visits by potential customers to Sparrows Point, joint technical papers, and other assistance as reasonably required. SMS further agrees not to use Bethlehem's name in any advertising without first obtaining Bethlehem's written approval as to the proposed text.

     8. SMS agrees to pay Bethlehem a license fee equal to ten percent (10%) of the Selling Price of all Flat Rolled Gages sold to purchasers other than Bethlehem during the Contract Period. Such fees shall accrue whenever the Flat Rolled Gages are delivered to the purchaser and shall be paid to Bethlehem at the end of the calendar year in which they accrue. Bethlehem agrees to reduce the license fee downward to an appropriate level if SMS can reasonably demonstrate that the fee is seriously restricting commercialization of Flat Rolled Gages. Should SMS become a non-exclusive licensee as provided herein, a non-exclusive license fee equal to that paid by the lowest non-exclusive licensee will be paid.
That is, SMS will not pay more in license fees than any other licensee.

     9. If SMS has not sold at least one Flat Roiled Gage to a third party wi@ three years or two Flat Rolled Gages to third parties within five years of the execution date of this Agreement, Bethlehem may, after giving SMS ninety (90) days prior written notice (with opportunity to cure within 75 days) of Bethlehem's election to do so, make SMS's exclusive license, as defined in Paragraph 5, nonexclusive. In such event, SMS and Bethlehem will still be bound



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by paragraphs 7 and 8 for the Contract Period,  and both Bethlehem and SMS shall thereafter be free to license others as provided in paragraphs 3 and 4.

     10. This Agreement and any rights and licenses granted hereunder shall not be assigned by either party without the prior written consent of the other party, except that this Agreement may be assigned by either party without such consent to any corporation which shall succeed to substantially all of its business and property or to its subsidiaries or by Bethlehem to any of the Bethlehem Companies, subject only to the condition that such successor or other Bethlehem Company shall agree in writing to be bound by the obligations of its assignor under this Agreement. The term "Bethlehem Companies" shall mean and include Bethlehem Steel Corporation, a Delaware corporation, its successors and assigns, all companies now or hereafter wholly or partially owned, directly or indirectly, by said Bethlehem Steel Corporation or by its successors or assigns, and the successors and assigns of any or all such companies. Subject as aforesaid, this Agreement shall be binding upon and inure to the benefit of the parties hereunto and their respective successors and assigns.

     11. Nothing herein contained shall be construed as creating a partnership or joint venture by or among the parties hereto.

     12. Bethlehem shall not be responsible for either the satisfactory performance of, or any alleged infringements of Letters Patent owned by third parties caused by any Flat Rolled Gage made or sold by SMS or their agents. The parties are jointly obligated to defending the joint patents and prosecuting infringements of the Joint Patents. The parties are obligated to notify each other of infringements of the Joint Patents.

     13. This Agreement shall be subject to mandatory binding arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the breach thereof, including any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the Patent Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties agree further that the arbitration will take place in Washington, D.C. and that New York law will govern.

     14. Notices under this Agreement shall be deemed to have been sufficiently given three days following the date such notice is enclosed in a sealed envelope addressed as follows:

         If to Bethlehem:      Bethlehem Steel Corporation
                               Director of Research
                               Homer Research Laboratories
                               Bethlehem, Pennsylvania 18016

         If to SMS:            Scientific Measurement Systems, Inc.
                               CEO
                               2209 Donley Drive
                               Austin, Texas 78758

and deposited as registered mail, postage prepaid, in a station of the United States Postal Service.

     15. This Mutual License Agreement constitutes the entire understanding and agreement between the parties hereto and respect to the subject matter hereof, supersedes and integrates all prior understandings and agreements with respect thereof and may not be altered, amended, or modified in any manner except by written agreement of the parties.




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     IN WITNESS  WHEREOF,  the parties  hereto  have caused this Mutual  License
Agreement to be properly executed and delivered as of the date last indicated below.

BETHLEHEM STEEL CORPORATION          SCIENTIFIC MEASUREMENT SYSTEMS,INC.

By:  /s/   W. N. Bargeron            By:    /s/     Larry Secrest
     -------------------------              -------------------------
Date:          May 5, 1993           Date:            May 5, 1993






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